Exhibit 10.18

AGREMENT REGARDING REPRICING OF STOCK OPTION GRANT

This agreement (the “Repricing Agreement”) evidences the repricing of Options granted by Galaxy Digital Holdings Ltd. (the “Corporation”), subject to approval by the holders of Ordinary Shares (the “Shareholders”) at the Corporation’ annual general and special meeting of the Shareholders to be held on June 24, 2019, or at any postponement or adjournment thereof (the “Meeting”).

Whereas, the undersigned (the “Participant”) was granted Options on July 31, 2018 with an exercise price of C$5.00 per Ordinary Share under the Corporation’s stock option plan then in effect (the “Original Option Grant”); and

Whereas, the Corporation is offering a one-time voluntary opportunity to existing employee option holders who currently hold Options with an exercise price of C$5.00 per Ordinary Share to surrender 30% of the Options comprising their Original Option Grant, in exchange for the repricing of such Options to the greater of (i) C$3.00 per Ordinary Share and (ii) the then prevailing market price on the date of repricing, which is expected to take place on or about June 25, 2019 (the “Repricing Plan”). In the event that June 25, 2019 (or in the event the Meeting is adjourned or postponed, any other day immediately following the date of the adjourned or postponed Meeting) is not an open window period, the Options will be repriced during the next available open window period.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participant agrees:

1.	Interpretation.

(a)	Capitalized terms used herein and not otherwise defined will have the meanings given to them in the terms of the Corporation’s Amended and Restated Stock Option Plan, as amended from time to time (the “Plan”), which is subject to approval by the Shareholders at the Meeting.

(b)	Words importing the singular will include the plural and vice versa and words importing any gender include any other gender.

(c)	Unless otherwise specified herein, all references to money amounts are to Canadian currency.

(d)	The words “including” and “includes” mean “including (or includes) without limitation”.

2.	Repricing Terms

The Participant hereby agrees to surrender 30% of the Options comprising the Participant’s Original Option Grant in exchange for the Participant’s participation in the Repricing Plan. The Participant’s remaining Options subject to the Repricing Plan will be governed by the terms of the Plan, subject to the Plan receiving the requisite Shareholder approval at the Meeting.

Each Option represents the right to purchase, on the terms provided herein and in the Plan (including, without limitations, the applicable exercise provisions), one Share with an Exercise Price per Share as set forth in the attached Schedule “A’’, as may be amended from time to time, in each case subject to adjustment in accordance with the provisions of the Plan. The Schedule attached to this Repricing Agreement forms an integral part of this Repricing Agreement.

For the avoidance of doubt, it is a condition precedent of this Repricing Agreement that Shareholders approve at the Meeting the repricing of the Options subject to the Repricing Plan. lf the requisite Shareholder approval of the repricing of the Options subject to the Repricing Plan is not obtained at the Meeting, this Repricing Agreement will be of no force and effect.

3.	Vesting.

3.1	Options.

Unless earlier terminated, relinquished or expired, Options pursuant to this Repricing Agreement will vest in accordance with the provisions set forth in the attached Schedule “A” as may be amended from time to time and in accordance with the terms of the Plan.

4.	General Provisions.

4.1	Participation in the Plan.

The granting of any Option is not to be construed as giving a Participant a right to continued employment or to remain an officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Repricing Agreement or the Plan will interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment or termination of any such person. Upon any such termination, a Participant’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Article 4 thereof (except to the extent that such provisions are varied in accordance with Schedule “A” hereto). The Participant hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant.

4.2	Representations and Warranties.

Participant must execute this Repricing Agreement and agree to be bound by its terms and the terms of the Plan. By doing so, Participant represents and warrants to the Corporation that:

(a)	This Repricing Agreement, when executed and delivered, will constitute his or her valid and binding agreement enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other laws affecting creditors’ rights generally or by equitable principles;

(b)	The Participant is a Sophisticated Investor;

(c)	The Participant is investing in the Corporation for his or her own account, for investment and not with a view to resale or distribution in violation of the U.S. Securities Act or other applicable securities law;

(d)	The Participant has such knowledge and experience in financial and investment matters and in other business matters that he or she is capable of evaluating the merits and risks of an investment in the Corporation;

(e)	The Participant’s financial condition is such that he or she has no need for liquidity with respect his or her investment in the Corporation and no need to dispose of it to satisfy any existing or contemplated undertaking or indebtedness;

(f)	The Participant has a business relationship with the Corporation that is of a nature to make him or her aware of the business and financial circumstances of the Corporation;

(g)	The Participant understands that his or her investment in the Corporation is a speculative investment that involves a high degree of risk of loss (or of never having any value), and acknowledges that he or she has adequate means of providing for his or her current needs and possible contingencies and are financially able to withstand the loss of the entire value of his or her investment in the Corporation (or, again, its never having any value); and

(h)	The Participant understands and acknowledges that the he or she has conducted his or her own investigation of the Corporation; that the Corporation has provided the opportunity to ask questions and receive answers concerning the terms and conditions of the Participant’s investment, and the Participant has had access to such information concerning the Corporation and any other matters as the Participant has considered necessary or appropriate in connection with its investment decision, and any answers to questions and any request for information have been complied with to the Participant’s satisfaction.

4.3	TSX Venture Exchange Consent

As long as the Shares are posted for trading on the TSXV, certain information with respect to the Options will be required to be filed with the TSXV on a TSXV Form 4G - Summary Form - Incentive Stock Options (“Form 4G”) and the undersigned hereby consents to:

(a) the disclosure of Personal Information, which means any information about an identifiable individual and includes the information contained in the Form 4G of the undersigned to the TSXV (as described in Appendix 6A); and

(b) the collection use and disclosure of Personal Information of the undersigned by the TSXV for the purposes described in TSXV Appendix 6A or as otherwise identified by the TSXV, from time to time.

4.4	Binding Agreement.

The exercise of Options, issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan and this Repricing Agreement, including the transfer restrictions set forth in the Plan. This Agreement will inure to the benefit of and be binding upon the patties and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.

4.5	Governing Law.

The laws of the Cayman Islands, without giving effect to its conflicts of law principles, govern all matters arising out of or relating to this Plan, including its interpretation, construction, performance and enforcement.

By acceptance of this Repricing Agreement, the undersigned acknowledges receipt of the Plan text and agrees hereby to be subject and bound to the terms of the Plan. The undersigned further acknowledges and agrees that the Participant’s above-mentioned participation is voluntary and has not been induced by expectation of engagement, appointment, employment, continued engagement or continued employment, as the case may be.

Accepted and agreed to this  19  day of   June  , 2019.

Corporation:		GALAXY DIGITAL HOLDINGS LTD.

	By:	/s/ Francesca DonAngelo
Name: Francesca DonAngelo
Title: Authorized Signatory

Participant:
/s/ Christopher Ferraro
Signature of Option Holder

Christopher Ferraro
Name of Option Holder (Please Print)

Address:
XXX X XX XX XXXX XXX
XXX XXXX, XX XXXXX

SCHEDULE “A”
REPRICED OPTIONS

Participant:	Christopher Ferraro
Number of Original Option Grant	2,520,000
Number of Options following the Repricing	1,764,000
Exercise Price under Repricing Plan	Greater of (i) C$3.00 per Ordinary Share and (ii) the then prevailing market price on the date of repricing
Date of Initial Grant:	July 31, 2018
Date of Repricing:	June 25, 2019 (or in the event the Meeting is adjourned or postponed, any other day immediately following the date of the adjourned or postponed Meeting)
Vesting Schedule	25%; March 1, 2019 25%; March 1, 2020 25%; March 1, 2021 25%; March 1, 2022
Expiry Date	July 23, 2023
Type of Option	Non-Qualified Option
Other	For the avoidance of doubt, the Repriced Options remain subject to the terms of the Participant’s Offer Letter and the Plan.